UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)     AUGUST 27, 2004


                            PLY GEM INDUSTRIES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)


                   333-114041                               11-1727150
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           (Commission File Number)           (IRS Employer Identification No.)


             185 PLATT CLAY WAY
              KEARNEY, MISSOURI                                64060
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(Address of Principal Executive Offices)                     (Zip Code)


                                 (800) 800-2244
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              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                  ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

                  THE INFORMATION FILED UNDER THIS ITEM SHALL ALSO BE DEEMED TO BE FILED UNDER ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS AND
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION.

                  On August 27, 2004, Ply Gem Industries, Inc. ("Ply Gem") acquired all of the outstanding shares of capital stock of MWM Holding, Inc. ("MWM Holding") the parent of MW Manufacturers Inc. ("MW"), in accordance with a stock purchase agreement entered into among Ply Gem, MWM Holding, and the selling stockholders listed therein (the "MW Sellers") on July 23, 2004, for aggregate consideration of $320 million less the aggregate value of options to purchase the stock of MWM Holding held by certain members of MW management cancelled or forfeited in connection with the acquisition and the amount required to pay off MW's existing credit facility, which was terminated upon the closing of the transactions contemplated by the stock purchase agreement (the "MW Acquisition"). The purchase price is also subject to any adjustments based on MW's working capital (as defined in the stock purchase agreement) and one and one-half percent (1.5%) of the cash purchase price was delivered to an escrow agent and is to be distributed upon the settlement of any working capital adjustments. MW is a leading, low-cost, vertically integrated manufacturer of vinyl, clad-wood, vinyl-wood, wood and composite window and patio door products.

                  Simultaneously with the closing of the MW Acquisition, Ply Gem amended and restated its senior credit facilities pursuant to the Second Amended and Restated Credit Agreement dated as of February 12, 2004, as first amended and restated as of March 3, 2004, as further amended and restated as of August 27, 2004, among Ply Gem, as the U.S. borrower, CWD Windows and Doors, Inc., as the Canadian borrower, Ply Gem Holdings, Inc. and the other guarantors party thereto, as guarantors, the lenders party thereto, and UBS Securities LLC and Deutsche Bank Securities, Inc., as joint lead arrangers and bookrunners, whereby Ply Gem increased its revolving credit facility by $15.0 million (to $70.0 million) and added an additional term loan facility in the amount of $111.0 million. At closing, Ply Gem borrowed the entire amount under the new term loan facility and an additional $6.0 million under the revolving credit facility to fund the MW Acquisition, fund seasonal working capital needs, and pay transaction costs and expenses related to the MW Acquisition. The senior credit facilities are guaranteed by Ply Gem Holdings, Inc., and all of Ply Gem's existing and future direct and indirect subsidiaries, subject to exceptions for foreign subsidiary guarantees of Ply Gem's obligations to the extent such guarantees would be prohibited by applicable law or would result in materially adverse tax consequences and other exceptions. The indebtedness of the Canadian borrower is guaranteed by Ply Gem Holdings, Inc., Ply Gem and all of the Canadian borrower's future direct and indirect subsidiaries and is effectively guaranteed by all subsidiaries guaranteeing Ply Gem's obligations under the senior credit facilities. All indebtedness under the senior credit facilities is secured, subject to certain exceptions, by a perfected first priority pledge of all of Ply Gem's equity interests and those of Ply Gem's direct and indirect subsidiaries, and, subject to certain exceptions, perfected first priority security interests

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in, and mortgages on, all tangible and intangible assets; provided that all tangible and intangible assets of the Canadian borrower and its subsidiaries are or will be pledged to secure debt only of the Canadian borrower. The interest rates per annum applicable to loans under Ply Gem's senior credit facilities are, at Ply Gem's option, equal to either a base rate plus an applicable interest margin, or an adjusted LIBOR rate plus an applicable interest margin.

                  The amended and restated credit facilities contain affirmative, negative and financial covenants customary for such financings. The amended and restated credit facilities require Ply Gem to maintain the following financial covenants on a quarterly basis:

o maximum leverage ratio of 6.35 to 1.0 until March 31, 2005. Thereafter, the maximum total leverage ratio that Ply Gem is permitted to have declines over time, from 6.25 to 1.0 to 4.00 to 1.0;

o        minimum interest coverage ratio of 1.80 to 1.0 until March 31, 2005.
         Thereafter, the minimum interest coverage ratio that Ply Gem is required to have increases over time up to 2.50 to 1.0; and

o limitation of capital expenditures, subject to carryover amounts, to an aggregate of $25.0 million in any fiscal year, until December 31, 2006, after which the permitted amount of capital expenditures increases to $27.5 million. After December 31, 2008, Ply Gem will be permitted to make capital expenditures, subject to carryover amounts, in an aggregate amount of $30.0 million in a fiscal year.

                  The amended and restated credit facilities contain events of default customary for such financings, including but not limited to nonpayment of principal, interest, fees or other amounts when due; violation of covenants; failure of any representation or warranty to be true in all material respects when made or deemed made; cross default and cross acceleration; certain ERISA events; change of control; dissolution; insolvency; bankruptcy events; material judgments; and actual or asserted invalidity of the guarantees or security documents. Some of these events of default allow for grace periods and materiality concepts.

                  In connection with the MW Acquisition, Ply Gem issued an additional $135,000,000 principal amount of its 9% senior subordinated notes due 2012 in a private placement at an original issue price of 100.25%. The additional senior subordinated notes were issued pursuant to the same indenture as Ply Gem's existing notes issued in February 2004 and have the same terms as the existing notes, except for issue date, issue price and first interest payment date. The additional notes are not initially fungible with, and are expected initially to trade separately from, the existing notes.

                  In connection with the MW Acquisition, Ply Gem entered into a sale and leaseback transaction with respect to seven of its properties and one MW property.

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Under this sale and leaseback transaction, Ply Gem sold these properties for approximately $36.0 million, and simultaneously entered into long-term leases for those properties with initial annual cash rent of approximately $3.5 million. Net proceeds from the sale and leaseback transaction were used to fund a portion of the purchase price for the MW Acquisition, and were funded concurrently with the closing of the MW Acquisition.

                  Prior to the consummation of the MW Acquisition, an investor group led by Caxton-Iseman Capital, Inc. and its affiliates, together with certain members of MW's management, made an aggregate investment of approximately $34.3 million (in cash and the value of management equity awards) in Ply Gem Investment Holdings, Inc., which in turn made an equity contribution to Ply Gem Holdings, Inc., which in turn made an equity contribution to Ply Gem.

                  ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

                  (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                  The information to be provided under this item is incorporated by reference to Amendment No. 4 to Ply Gem's Registration Statement on Form S-4 filed with the Commission on August 9, 2004, Commission File No. 333-114041).

                  (b)  PRO FORMA FINANCIAL INFORMATION.

                  The information to be provided under this item is incorporated by reference to Amendment No. 4 to Ply Gem's Registration Statement on Form S-4 filed with the Commission on August 9, 2004, Commission File No. 333-114041).


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  September 02, 2004

                                         PLY GEM INDUSTRIES, INC.



                                         By: /s/ Shawn K. Poe
                                             --------------------------------
                                             Name:  Shawn K. Poe
                                             Title: Vice President, Chief
                                                    Financial Officer,
                                                    Treasurer and Secretary


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                                  EXHIBIT LIST

EXHIBIT              DESCRIPTION
-------              -----------

2.1 Stock Purchase Agreement, dated as of July 23, 2004, among Ply Gem Industries, Inc., MWM Holding, Inc. and the stockholders listed on Schedule I thereto (incorporated by reference to Amendment No. 4 to Ply Gem's Registration Statement on Form S-4 filed with the Commission on August 9, 2004, Commission File No. 333-114041).